EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Third Quarter 2016 Financial Results and Business Update

•	Expanding the installed base with recent commissioning of 3 installations

•	Developing 3.7 megawatt project in Connecticut to showcase leading electrical efficiency

•	Closed financing for recently completed project that enables the retention of a power purchase agreement resulting in recurring electricity revenue

•	$129 million of cash and restricted cash as of July 31, 2016

DANBURY, CT - September 7, 2016 -- FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported financial results for its third quarter ended July 31, 2016 and key business highlights.

Financial Results
FuelCell Energy (the Company) reported total revenues for the third quarter of 2016 of $21.7 million, compared to $41.4 million for the comparable prior year period. Revenue components include:

•
Product sales totaled $13.7 million for the current period compared to $31.1 million for the third quarter of 2015, with the decrease reflecting lower equipment, procurement and construction (EPC) revenue and lower Asian sales in the current period compared to the prior year period.

•
Service agreements and license revenues totaled $4.5 million for the current period compared to $7.0 million for the comparable prior year period, with the decrease due to fewer service module replacements in the current period.

•	Advanced Technologies contract revenues totaled $3.5 million for the current period compared to $3.2 million for the comparable prior year period.

Gross profit for the third quarter of 2016 totaled $0.4 million and the gross margin for the period was 2.0 percent, compared to gross profit of $3.6 million and gross margin of 8.7 percent for the third quarter of 2015. The decrease in gross profit was due to lower sales and a sales mix oriented towards Asian sales rather than complete power plants. Prior year service revenue and gross profit benefitted from an increased number of module replacements compared to the current period, impacting service gross margin. Advanced Technology gross margin improved year-over-year reflecting the transition from government contracts with cost-share obligations to private-industry contracts.

Operating expenses for the current period totaled $10.8 million compared to $10.7 million for the prior year period. Administrative and selling expenses decreased $0.6 million from the comparable prior year period from lower professional expenses. R&D expenses increased $0.7 million year-over-year reflecting continued product enhancement programs that target specific opportunities, particularly for the utility and the wastewater treatment markets.

Net loss attributable to common shareholders for the third quarter of 2016 totaled $11.8 million, or $0.38 per basic and diluted share, compared to $7.3 million or $0.29 per basic and diluted share for the third quarter of 2015.

FuelCell Energy Third quarter 2016 Results                         PAGE 2

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter of 2016 totaled ($9.0) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA. Capital spending was $1.7 million and depreciation expense was $1.2 million.

Revenue Backlog
Total backlog was $392.1 million as of July 31, 2016 compared to $338.3 million as of July 31, 2015.

•
Services backlog totaled $299.0 million as of July 31, 2016 compared to $225.2 million as of July 31, 2015. Services backlog includes future contracted revenue from routine maintenance, scheduled module exchanges, and from power purchase agreements.

•
Product sales backlog totaled $35.0 million as of July 31, 2016 compared to $98.1 million as of July 31, 2015. Product sales backlog reflects firm orders with executed contracts. Notices of awards, outstanding bids, and project pipeline are not included in product backlog.

•	Advanced Technologies contracts backlog totaled $58.1 million as of July 31, 2016 compared to $15.0 million as of July 31, 2015.

Cash, restricted cash and financing availability
Cash, cash equivalents, restricted cash and financing availability totaled $179.1 million as of July 31, 2016, including:

•	$94.2 million of cash and cash equivalents, and $34.7 million of restricted cash

•	$29.0 million of borrowing availability under the NRG Energy revolving project financing facility

•	$21.2 million of un-used availability under the PNC Energy Capital tax equity project finance commitment

In July 2016, the Company completed a securities offering to a single institutional investor. The transaction included the sale of stock and the issuance of Series A warrants and Series B pre-funded warrants resulting in gross proceeds of approximately $37.3 million. Net proceeds, after deducting the placement agent fees and other estimated expenses, were approximately $34.8 million. The Series B warrants were pre-funded at closing and have an exercise price of $0.0001. If the investor chooses to exercise the Series A warrants at a future date, the Company will receive additional proceeds at that time at an exercise price of $5.83 per share. Future exercise of these warrants could lead to additional cash proceeds of approximately $44.8 million if fully exercised during the Series A sixty six month term.

Business Highlights

•
Decisions are still pending for the 63 megawatt Beacon Falls Energy Park RFP submission as well as the multiple submissions to the Connecticut 2 -20 megawatt RFP, and multiple project submittals are ready for the expected PSEG Long Island 40 megawatt RFP

•	Construction to begin in the Fall of 2016 on a 3.7 megawatt project in Connecticut to showcase an enhanced efficiency fuel cell configuration targeting utilities and data centers

•	Awards received for three different megawatt-class on-site projects with contracts currently being negotiated

•	Four awards received from the U.S. Department of Energy for solid oxide fuel cell development with contract execution expected by the end of September 2016

•
Construction completed and commercial operations commenced for 3 installations, which includes the Riverside, CA project that was financed by PNC Energy Capital under an existing financing facility, with cash proceeds received in September 2016. The Company retains the Power Purchase Agreement and will recognize recurring electricity revenue and margin from this project over twenty years.

•	Three installations in process in North America, including 5.6 megawatt Pfizer project

•	Progressing with the first of a two phase North American capacity expansion.

FuelCell Energy Third quarter 2016 Results                         PAGE 3

•
Over 5 billion kilowatt hours of ultra-clean power produced, adequate to power more than 470,000 average homes in the USA or 1,173,000 in Germany or 1,446,000 in South Korea, and this level of low carbon fuel cell power generation is equivalent to removing more than 638,000 cars from the road.

“Our expanding installed base supports future committed service revenue and we are continuing to advance the development of a broad range of projects in different geographies that we are working hard to close near-term,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc. “I am particularly excited to begin construction of this recently announced enhanced efficiency fuel cell configuration as it provides the high efficiency advantages of a large-scale combined cycle gas plant with the benefits of clean distributed generation that can be easily sited on minimal land.”

Cautionary Language
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures
Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze the business.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is an alternate measure of cash utilization. The table below calculates Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended July 31,
(Amounts in thousands)	2016	2015
Net loss attributable to FuelCell Energy, Inc.	$(11,010)	$(6,539)
Depreciation	1,241	1,054
Provision for income taxes	120	84
Other (income)/expense, net (1)	(749)	(1,464)
Interest expense	1,373	905
Adjusted EBITDA	$(9,025)	$(5,960)

(1)
Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.

FuelCell Energy Third quarter 2016 Results                         PAGE 4

Adjusted EBITDA is a non-GAAP measure of financial performance and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities. This information is included to assist investors with understanding the results of operations on a comparative basis.

About FuelCell Energy
Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power on three continents, affordably providing continuous distributed power generation to a variety of industries including utilities, commercial and municipal customers.  The Company’s power plants have generated billions of kilowatt hours of ultra-clean power using a wide variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas.  For additional information, please visit www.fuelcellenergy.com and follow us on Twitter

Direct FuelCell, DFC, DFC/T, DFC-H2, DFC-ERG and FuelCell Energy logo are all registered trademarks of FuelCell Energy, Inc.

Conference Call Information
FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, September 8, 2016 to discuss the third quarter 2016 results.  An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•
The live webcast of this call will be available at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘Events & presentations’ and then click on ‘Listen to webcast’

•	Alternatively, participants can dial 678-809-1045

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com
# # # #

FuelCell Energy Third quarter 2016 Results                         PAGE 5

FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	July 31, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$94,150	$58,852
Restricted cash and cash equivalents - short-term	9,436	6,288
Accounts receivable, net	29,290	60,790
Inventories	78,204	65,754
Project assets	15,632	5,260
Other current assets	7,252	6,954
Total current assets	233,964	203,898

Restricted cash and cash equivalents - long-term	25,225	20,600
Long-term project assets	18,370	6,922
Property, plant and equipment, net	30,485	29,002
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets	7,917	3,142
Total assets	$329,628	$277,231

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$13,995	$7,358
Accounts payable	16,002	15,745
Accrued liabilities	19,720	19,175
Deferred revenue	17,999	31,787
Preferred stock obligation of subsidiary	824	823
Total current liabilities	68,540	74,888

Long-term deferred revenue	21,101	22,646
Long-term preferred stock obligation of subsidiary	12,763	12,088
Long-term debt and other liabilities	42,603	12,998
Total liabilities	145,007	122,620
Redeemable preferred stock (liquidation preference of $64,020 at July 31, 2016 and October 31, 2015)	59,857	59,857
Total Equity:
Shareholders’ equity
Common stock ($0.0001 par value; 75,000,000 and 39,583,333 shares authorized at July 31, 2016 and October 31, 2015, respectively; 33,527,673 and 25,964,710 shares issued and outstanding at July 31, 2016 and October 31, 2015, respectively)	3	3
Additional paid-in capital	1,002,784	934,488
Accumulated deficit	(876,768)	(838,673)
Accumulated other comprehensive loss	(535)	(509)
Treasury stock, Common, at cost (21,527 and 5,845 shares at July 31, 2016 and October 31, 2015, respectively)	(179)	(78)
Deferred compensation	179	78
Total shareholders’ equity	125,484	95,309
Noncontrolling interest in subsidiaries	(720)	(555)
Total equity	124,764	94,754
Total liabilities and equity	$329,628	$277,231

FuelCell Energy Third quarter 2016 Results                         PAGE 6

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
Unaudited
(Amounts in thousands, except share and per share amounts)

	Three Months Ended July 31,
	2016	2015
Revenues:
Product sales	$13,681	$31,130
Service agreements and license revenues	4,480	7,017
Advanced technologies contract revenues	3,555	3,209
Total revenues	21,716	41,356

Costs of revenues:
Cost of product sales	13,740	28,849
Cost of service agreements and license revenues	4,284	5,719
Cost of advanced technologies contract revenues	3,258	3,193
Total cost of revenues	21,282	37,761

Gross profit	434	3,595

Operating expenses:
Administrative and selling expenses	5,458	6,101
Research and development expenses	5,299	4,597
Total operating expenses	10,757	10,698

Loss from operations	(10,323)	(7,103)

Interest expense	(1,373)	(905)
Other income, net	749	1,464

Loss before provision for income taxes	(10,947)	(6,544)

Provision for income taxes	(120)	(84)

Net loss	(11,067)	(6,628)

Net loss attributable to noncontrolling interest	57	89

Net loss attributable to FuelCell Energy, Inc.	(11,010)	(6,539)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(11,810)	$(7,339)

Loss per share basic and diluted
Basic	$(0.38)	$(0.29)
Diluted	$(0.38)	$(0.29)

Weighted average shares outstanding
Basic	31,015,658	24,884,103
Diluted	31,015,658	24,884,103

FuelCell Energy Third quarter 2016 Results                         PAGE 7

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
Unaudited
(Amounts in thousands, except share and per share amounts)

	Nine Months Ended July 31,
	2016	2015
Revenues:
Product sales	$54,178	$84,769
Service agreements and license revenues	21,373	15,506
Advanced technologies contract revenues	8,228	11,351
Total revenues	83,779	111,626

Costs of revenues:
Cost of product sales	53,247	77,308
Cost of service agreements and license revenues	22,123	13,720
Cost of advanced technologies contract revenues	8,298	10,966
Total cost of revenues	83,668	101,994

Gross profit	111	9,632

Operating expenses:
Administrative and selling expenses	18,939	18,002
Research and development expenses	15,720	12,656
Total operating expenses	34,659	30,658

Loss from operations	(34,548)	(21,026)

Interest expense	(3,200)	(2,195)
Other income (expense), net	(110)	2,621

Loss before provision for income taxes	(37,858)	(20,600)

Provision for income taxes	(402)	(179)

Net loss	(38,260)	(20,779)

Net loss attributable to noncontrolling interest	165	280

Net loss attributable to FuelCell Energy, Inc.	(38,095)	(20,499)

Preferred stock dividends	(2,400)	(2,400)

Net loss to common shareholders	$(40,495)	$(22,899)

Loss per share basic and diluted
Basic	$(1.41)	$(0.94)
Diluted	$(1.41)	$(0.94)

Weighted average shares outstanding
Basic	28,680,596	24,312,330
Diluted	28,680,596	24,312,330